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                                                                       Exhibit 5

                                 Haythe & Curley
                                 237 Park Avenue
                            New York, New York 10017



                                 April 25, 1995

Novametrix Medical Systems Inc.
One Barnes Industrial Park Road
Wallingford, Connecticut  06492

Dear Sir or Madam:

                  We have acted as counsel for Novametrix Medical Systems Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by the Company under the Securities Act of 1933, as amended, with respect to up to 100,000 shares (the "Shares") of the Company's common stock, $.01 par value, which may be sold from time to time by persons (i) who have heretofore acquired such Shares (the "Issued Shares") or (ii) who will acquire such Shares (the "Warrant Shares") upon the exercise of warrants ("Warrants") heretofore issued to such persons by the Company.

                  In connection with the Registration Statement, we have examined such records and documents and such questions of law as we have deemed appropriate for purposes of this opinion. On the basis of such examination, we advise you that in our opinion:

                  (1) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

                  (2) the Issued Shares are duly authorized, validly issued, fully paid and non-assessable; and

                  (3) the Warrant Shares are duly authorized and reserved for issuance and, when issued upon exercise of the Warrants, will be validly issued, fully paid and non-assessable.


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                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Opinion" in the prospectus contained in the Registration Statement.

                                                        Very truly yours,



                                                        HAYTHE & CURLEY